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Cadence Appoints Luc Van den hove to Board of Directors

SAN JOSE, Calif., November 17, 2025—Cadence (Nasdaq: CDNS) today announced the appointment of Dr. Luc Van den hove to its board of directors, effective January 1, 2026. Dr. Van den hove currently serves as chief executive officer of imec, a world-leading non-for-profit research and innovation hub in nanoelectronics and digital technologies.

“We are honored to welcome Luc to our board of directors,” said ML Krakauer, chair of the board, Cadence. “As AI continues to reshape semiconductor and system design, our AI-driven design solutions are empowering customers to achieve extraordinary breakthroughs. Luc’s deep technical expertise, trusted ecosystem relationships and broad industry perspective will bring invaluable insights as we continue advancing our strategy, accelerating innovation and delivering enduring value to our shareholders.”

Dr. Luc Van den hove has been with imec since its founding in 1984 and has served as its president and chief executive officer since 2009. Dr. Van den hove will continue to serve as president and chief executive officer of imec through March 31, 2026. On April 1, 2026, Dr. Van den hove will transition to the role of chair of imec’s board of directors. Prior to becoming president and chief executive officer, he held several roles at imec, including executive vice president and chief operating officer, vice president of the silicon process and device technology division, department director of unit process step R&D, and manager of imec’s micro-patterning group. Dr. Van den hove holds a PhD in electrical engineering from the KU Leuven, Belgium. Dr. Van den hove also serves as a director of Proximus.

About Cadence
Cadence is a market leader in AI and digital twins, pioneering the application of computational software to accelerate innovation in the engineering design of silicon to systems. Our design solutions, based on Cadence’s Intelligent System Design™ strategy, are essential for the world’s leading semiconductor and systems companies to build their next-generation products from chips to full electromechanical systems that serve a wide range of markets, including hyperscale computing, mobile communications, automotive, aerospace, industrial, life sciences and robotics. In 2024, Cadence was recognized by the Wall Street Journal as one of the world’s top 100 best-managed companies. Cadence® solutions offer limitless opportunities—learn more at cadence.com.

This press release contains forward-looking statements, including expectations regarding opportunities presented by AI, strategic objectives, business prospects, technology and product developments, shareholder value and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions and armed conflicts around the world; and (iv) Cadence’s acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them. For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings. All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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